Exhibit 23.2

Consent of Independent Valuation Firm

We hereby consent to the references to Houlihan Capital Advisors, LLC (“Houlihan”) and to our valuation report dated December 31, 2012 (our “Report”) relating to the estimation of fair value of certain auction rate securities held by MasTec, Inc. (the “Company”) as of December 31, 2012, including the use of information contained within our Report in the Company’s Form 10-K for the year ended December 31, 2012 and to the incorporation by reference of such information from the Company’s Form 10-K for the fiscal year ended December 31, 2012 in the following Registration Statements: Form S-8 Nos. 333-139996, 333-112010, 333-105781, 333-105516, 333-38932, 333-77823, 333-47003, 333-38940, 333-30647 and 333-174922; Form S-3 Nos. 333-158502, 333-142083, 333-133252, 333-46067; and Form S-4 No. 333-170834.
We also consent to the reference to our firm under the caption “Experts” in the above-referenced Registration Statements.

/s/ Houlihan Capital Advisors, LLC

Houlihan Capital Advisors, LLC

February 25, 2013